Exhibit 10.2
Google Inc. Advertising Program Terms
These Google Inc. Advertising Program Terms (“Terms”) are entered into by, as applicable, the customer signing these Terms or any document that references these Terms or that accepts these Terms electronically (“Customer”) and Google Inc. (“Google”). These Terms govern Customer’s participation in Google’s advertising program(s) (“Program”) and, as applicable, any insertion orders or service agreements (“IO”) executed by and between the parties and/or Customer’s online management of any advertising campaigns. These Terms and any applicable IO are collectively referred to as the “Agreement.” Google and Customer hereby agree and acknowledge:
1 Policies. Program use is subject to all applicable Google and Partner policies, including without limitation the Editorial Guidelines (adwords.google.com/select/guidelines.html), Google Privacy Policy (www.google.com/privacy.html) and Trademark Guidelines (www.google.com/permissions/guidelines.html), and Google and Partner ad specification requirements (collectively, “Policies”). Policies may be modified at any time. Customer shall direct only to Google communications regarding Customer ads on Partner Properties. Some Program features are identified as “Beta,” “Ad Experiment,” or otherwise unsupported (“Beta Features”). To the fullest extent permitted by law, Beta Features are provided “as is” and at Customer’s option and risk. Customer shall not disclose to any third party any information from Beta Features, existence of non-public Beta Features or access to Beta Features. Google may modify ads to comply with any Policies.
2 The Program. Customer is solely responsible for all: (a) ad targeting options and keywords (collectively “Targets”) and all ad content, ad information, and ad URLs (“Creative”), whether generated by or for Customer; and (b) web sites, services and landing pages which Creative links or directs viewers to, and advertised services and products (collectively “Services”). Customer shall protect any Customer passwords and takes full responsibility for Customer’s own, and third party, use of any Customer accounts. Customer understands and agrees that ads may be placed on (y) any content or property provided by Google (“Google Property”), and, unless Customer opts out of such placement in the manner specified by Google, (z) any other content or property provided by a third party (“Partner”) upon which Google places ads (“Partner Property”). Customer authorizes and consents to all such placements. With respect to AdWords online auction-based advertising, Google may send Customer an email notifying Customer it has 72 hours (“Modification Period”) to modify keywords and settings as posted. The account (as modified by Customer, or if not modified, as initially posted) is deemed approved by Customer in all respects after the Modification Period. Customer agrees that all placements of Customer’s ads shall conclusively be deemed to have been approved by Customer unless Customer produces contemporaneous documentary evidence showing that Customer disapproved such placements in the manner specified by Google. With respect to all other advertising, Customer must provide Google with all relevant Creative by the due date set forth in that Program’s applicable frequently asked questions at www.google.com (“FAQ”) or as otherwise communicated by Google. Customer grants Google permission to utilize an automated software program to retrieve and analyze websites associated with the Services for ad quality and serving purposes, unless Customer specifically opts out of the evaluation in a manner specified by Google. Google may modify any of its Programs at any time without liability. Google also may modify these Terms at any time without liability, and Customer’s use of the Program after notice that these Terms have changed constitutes Customer’s acceptance of the new Terms. Google or Partners may reject or remove any ad or Target for any or no reason.
3 Cancellation. Customer may cancel advertising online through Customer’s account if online cancellation functionality is available, or, if not available, with prior written notice to Google, including without limitation electronic mail. AdWords online auction-based advertising cancelled online will cease serving shortly after cancellation. The cancellation of all other advertising may be subject to Program policies or Google’s ability to re-schedule reserved inventory or cancel ads already in production. Cancelled ads may be published despite cancellation if cancellation of those ads occurs after any applicable commitment date as set forth in advance by the Partner or Google, in which case Customer must pay for those ads. Google may cancel immediately any IO, any of its Programs, or these Terms at any time with notice, in which case Customer will be responsible for any ads already run. Sections 1, 2, 3, 5, 6, 7, 8, and 9 will survive any expiration or termination of this Agreement.
4 Prohibited Uses; License Grant; Representations and Warranties. Customer shall not, and shall not authorize any party to: (a) generate automated, fraudulent or otherwise invalid impressions, inquiries, conversions, clicks or other actions; (b) use any automated means or form of scraping or data extraction to access, query or otherwise collect Google advertising related information from any Program website or property except as expressly permitted by Google; or (c) advertise anything illegal or engage in any illegal or fraudulent business practice. Customer represents and warrants that it holds and hereby grants Google and Partners all rights (including without limitation any copyright, trademark, patent, publicity or other rights) in Creative, Services and Targets needed for Google and Partner to operate Programs (including without limitation any rights needed to host, cache, route, transmit, store, copy, modify, distribute, perform, display, reformat, excerpt, analyze, and create algorithms from and derivative works of Creative or Targets) in connection with this Agreement (“Use”). Customer represents and warrants that (y) all Customer information is complete, correct and current; and (z) any Use hereunder and Customer’s Creative, Targets, and Customer’s Services will not violate or encourage violation of any applicable laws, regulations, code of conduct, or third party rights (including without limitation intellectual property rights). Violation of the foregoing may result in immediate termination of this Agreement or customer’s account without notice and may subject Customer to legal penalties and consequences.
5 Disclaimer and Limitation of Liability. To the fullest extent permitted by law, GOOGLE DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION FOR NONINFRINGEMENT, SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR ANY PURPOSE. To the fullest extent permitted by law, Google disclaims all guarantees regarding positioning, levels, quality, or timing of: (i) costs per click; (ii) click through rates; (iii) availability and delivery of any impressions, Creative, or Targets on any Partner Property, Google Property, or section thereof; (iv) clicks; (v) conversions or other results for any ads or Targets; (vi) the accuracy of Partner data (e.g. reach, size of audience, demographics or other purported characteristics of audience); and (vii) the adjacency or placement of ads within a Program. Customer understands that third parties may generate impressions or clicks on Customer’s ads for prohibited or improper purposes, and Customer accepts the risk of any such impressions and clicks. Customer’s exclusive remedy, and Google’s exclusive liability, for suspected invalid impressions or clicks is for Customer to make a claim for a refund in the form of advertising credits for Google Properties within the time period required under Section 7 below. Any refunds for suspected invalid impressions or clicks are within Google’s sole discretion. EXCEPT FOR INDEMNIFICATION AMOUNTS PAYABLE TO THIRD PARTIES HEREUNDER AND CUSTOMER’S BREACHES OF SECTION 1, TO THE FULLEST EXTENT PERMITTED BY LAW: (a) NEITHER PARTY WILL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, REVENUE, INTEREST, GOODWILL, LOSS OR CORRUPTION OF DATA OR FOR ANY LOSS OR INTERRUPTION TO CUSTOMER’S BUSINESS) WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY; AND (b) EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER IS LIMITED TO AMOUNTS PAID OR PAYABLE TO GOOGLE BY CUSTOMER FOR THE AD GIVING RISE TO THE CLAIM. Except for payment obligations, neither party is liable for failure or delay resulting from a condition beyond the reasonable control of the party, including without limitation to acts of God, government, terrorism, natural disaster, labor conditions and power failures.

6 Agency. Customer represents and warrants that (a) it is authorized to act on behalf of and has bound to this Agreement any third party for which Customer advertises (a “Principal”), (b) as between Principal and Customer, the Principal owns any rights to Program information in connection with those ads, and (c) Customer shall not disclose Principal’s Program information to any other party without Principal’s consent.
7 Payment. Customer shall be responsible for all charges up to the amount of each IO, or as set in an online account, and shall pay all charges in U.S. Dollars or in such other currency as agreed to in writing by the parties. Unless agreed to by the parties in writing, Customer shall pay all charges in accordance with the payment terms in the applicable IO or Program FAQ. Late payments bear interest at the rate of 1.5% per month (or the highest rate permitted by law, if less). Charges are exclusive of taxes. Customer is responsible for paying (y) all taxes, government charges, and (z) reasonable expenses and attorneys fees Google incurs collecting late amounts. To the fullest extent permitted by law, Customer waives all claims relating to charges (including without limitation any claims for charges based on suspected invalid clicks) unless claimed within 60 days after the charge (this does not affect Customer’s credit card issuer rights). Charges are solely based on Google’s measurements for the applicable Program, unless otherwise agreed to in writing. To the fullest extent permitted by law, refunds (if any) are at the discretion of Google and only in the form of advertising credit for only Google Properties. Nothing in these Terms or an IO may obligate Google to extend credit to any party. Customer acknowledges and agrees that any credit card and related billing and payment information that Customer provides to Google may be shared by Google with companies who work on Google’s behalf, such as payment processors and/or credit agencies, solely for the purposes of checking credit, effecting payment to Google and servicing Customer’s account. Google may also provide information in response to valid legal process, such as subpoenas, search warrants and court orders, or to establish or exercise its legal rights or defend against legal claims. Google shall not be liable for any use or disclosure of such information by such third parties.
8 Indemnification. Customer shall indemnify and defend Google, its Partners, agents, affiliates, and licensors from any third party claim or liability (collectively, “Liabilities”), arising out of Use, Customer’s Program use, Targets, Creative and Services and breach of the Agreement. Partners shall be deemed third party beneficiaries of the above Partner indemnity.
9 Miscellaneous. THE AGREEMENT MUST BE CONSTRUED AS IF BOTH PARTIES JOINTLY WROTE IT AND GOVERNED BY CALIFORNIA LAW EXCEPT FOR ITS CONFLICTS OF LAWS PRINCIPLES. ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE GOOGLE PROGRAM(S) SHALL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, USA, AND GOOGLE AND CUSTOMER CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS. The Agreement constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any other agreements, terms and conditions applicable to the subject matter hereof. No statements or promises have been relied upon in entering into this Agreement except as expressly set forth herein, and any conflicting or additional terms contained in any other documents (e.g. reference to a purchase order number) or oral discussions are void. Each party shall not disclose the terms or conditions of these Terms to any third party, except to its professional advisors under a strict duty of confidentiality or as necessary to comply with a government law, rule or regulation. Customer may grant approvals, permissions, extensions and consents by email, but any modifications by Customer to the Agreement must be made in a writing executed by both parties. Any notices to Google must be sent to Google Inc., Advertising Programs, 1600 Amphitheatre Parkway, Mountain View, CA 94043, USA, with a copy to Legal Department, via confirmed facsimile, with a copy sent via first class or air mail or overnight courier, and are deemed given upon receipt. A waiver of any default is not a waiver of any subsequent default. Unenforceable provisions will be modified to reflect the parties’ intention and only to the extent necessary to make them enforceable, and remaining provisions of the Agreement will remain in full effect. Customer may not assign any of its rights hereunder and any such attempt is void. Google and Customer and Google and Partners are not legal partners or agents, but are independent contractors. In the event that these Terms or a Program expire or is terminated, Google shall not be obligated to return any materials to Customer. Notice to Customer may be effected by sending an email to the email address specified in Customer’s account, or by posting a message to Customer’s account interface, and is deemed received when sent (for email) or no more than 15 days after having been posted (for messages in Customer’s AdWords interface).